UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 28, 2023

ANNOVIS BIO, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39202	26-2540421
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1055 Westlakes Drive, Suite 300
Berwyn, PA 19312

(Address of Principal Executive Offices, and Zip Code)

(610) 727-3913

Registrant’s Telephone Number, Including Area Code

                       Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ANVS	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

During the course of its year-end close process, Annovis Bio, Inc. (the “Company”) concluded that there were material amounts inappropriately classified as research and development expenses which should have been classified as prepaid assets and other assets in its previously issued unaudited condensed consolidated financial statements as of and for each of the quarterly and year to date periods ended March 31, 2022, June 30, 2022 and September 30, 2022.

On February 28, 2023, the Audit Committee of the Board of Directors and the Board of Directors (the “Board”), in consultation with management, concluded that it is appropriate to correct the errors in accounting in the Company’s financial statements for each of its interim periods ended March 31, 2022, June 30, 2022 and September 30, 2022 (the “Non-Reliance Periods”) included in the associated Quarterly Reports on Forms 10-Q for each of the Non-Reliance Periods, filed with the Securities Exchange Commission (the “SEC”), by restating such unaudited financial information because the errors in the financial statements are material to the financial statements for each of the Non-Reliance Periods. The Company will disclose in its Annual Report on Form 10-K for the year ended December 31, 2022 the restated financial statements for each of the Non-Reliance Periods (“Restatements”). As a result, the unaudited financial statements for each of the Non-Reliance Periods should no longer be relied on. Similarly, any previously issued or filed reports, press releases, earnings releases, and investor presentations or other communications describing the Company’s financial statements and other related financial information covering the Non-Reliance Periods should no longer be relied upon.

The Company is currently in the process of determining the exact amounts and full effect of the errors in the financial statements for each of the Non-Reliance Periods. The Company does not currently expect the errors to change the cash position of the Company as of the end of each Non-Reliance Period.

The Company is currently working to complete the filing of its Annual Report on Form 10-K for the year ended December 31, 2022 as soon as practicable, which will include the Restatements.

Management is assessing the effect of these Restatements on the Company’s internal control over financial reporting and its disclosure controls and procedures. The Company expects to report at least one material weakness following completion of its analysis of the cause of these Restatements. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of a company’s annual or interim financial statements will not be prevented or detected on a timely basis. The existence of one or more material weaknesses precludes a conclusion by management that the Company’s disclosure controls and procedures and internal control over financial reporting are effective. As a result of the material weakness or material weaknesses, the Company believes that its internal control over financial reporting was not effective, and its disclosure controls and procedures were not effective for the Non-Reliance Periods.

The Company’s management and the Board have discussed the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02(a) with WithumSmith+Brown, PC, the Company’s independent registered public accounting firm.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. The Company advises caution in reliance on forward-looking statements. Forward-looking statements include, without limitation, the Company’s plans related to restatement of the financial statements as of and for each of the quarterly periods ended March 31, 2022, June 30, 2022, and September 30, 2022, and the Company’s estimates related to the errors included in the financial statements covering the Non-Reliance Periods. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from those implied by forward-looking statements, including the outcome of the Company’s completion of the quantification and evaluation of the specific impact of the errors related to the classification and recording of certain research and development expenses, including the possibility of material adjustments thereto, the discovery of additional and unanticipated information during the procedures required to be completed before the Company is able to file its Annual Report on Form 10-K for the year ended December 31, 2022. See also additional risk factors set forth in the Company’s periodic filings with the SEC, including, but not limited to, those risks and uncertainties listed in the section entitled “Risk Factors,” in the Company’s Annual Report on Form 10-K filed with the SEC. All forward-looking statements in this Current Report on Form 8-K are based on information available to the Company as of the date of this filing. The Company expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANNOVIS BIO, INC.

Date: March 6, 2023	By:	/s/ Henry Hagopian, III
Name: Henry Hagopian, III
Title: Chief Financial Officer